Exhibit 10.4

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

WAYNE FARMS LLC

a Delaware limited liability company

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT IN THE ABSENCE OF SUCH REGISTRATION.

dated as of [•], 2015

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ANNEX A	INITIAL COMPANY COMMON UNITS
EXHIBIT A:	NOTICE OF REDEMPTION
EXHIBIT B:	ANTI-MONEY LAUNDERING REPRESENTATIONS AND UNDERTAKINGS

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INDEX OF DEFINED TERMS

Term	Section
Act	Recitals
Actions	Section 6.6(a)
Additional Funds	Section 3.3(a)
Additional Member	Section 1.1
Adjusted Capital Account	Section 1.1
Adjusted Capital Account Deficit	Section 1.1
Affiliate	Section 1.1
Agreement	Section 1.1
Annual Income Tax Liability	Section 1.1
Applicable Percentage	Section 14.1(b)
Applicable Sale	Section 7.4(a)
Applicable Sale Notice	Section 7.4(b)
Assets	Section 1.1
Assignee	Section 1.1
Available Cash	Section 1.1
Bankruptcy	Section 1.1
Board of Directors	Section 1.1
Business Day	Section 1.1
Capital Account	Section 1.1
Capital Contribution	Section 1.1
Capital Share	Section 1.1
Cash Amount	Section 1.1
Certificate of Formation	Section 1.1
Certificate of Incorporation	Section 1.1
Class A Common Stock	Section 1.1
Class A Common Stock Amount	Section 1.1
Class B Common Stock	Section 1.1
Code	Section 1.1
Common Stock	Section 1.1
Company	Section 1.1
Company Class A Common Unit	Section 1.1
Company Class B Common Unit	Section 1.1
Company Common Unit	Section 1.1
Company Counsel	Section 15.1
Company Employee	Section 1.1
Company Equivalent Units	Section 1.1
Company Junior Unit	Section 1.1
Company Minimum Gain	Section 1.1
Company Preferred Unit	Section 1.1
Company Record Date	Section 1.1
Company TRA Payment	Section 4.8
Company Unit	Section 1.1
Company Unit Designation	Section 3.2(a)

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Term	Section
Consent	Section 1.1
Contributed Asset	Section 1.1
Controlled Entity	Section 1.1
Cut-Off Date	Section 1.1
De Minimis	Section 1.1
Debt	Section 1.1
Depreciation	Section 1.1
Drag-Along Right	Section 7.4(a)
Equity Plan	Section 1.1
ERISA	Section 1.1
Exchange Act	Section 1.1
Existing Agreement	Recitals
Family Members	Section 1.1
final adjustment	Section 9.3(b)(ii)
Fiscal Year	Section 15.4
Formation Date	Recitals
Funding Debt	Section 1.1
Gross Asset Value	Section 1.1
Holder	Section 1.1
Illegal Activity	Exhibit B
Incapacitated	Section 1.1
Incapacity	Section 1.1
Indemnitee	Section 1.1
IRS	Section 1.1
Liabilities	Section 6.6(a)
Liquidating Event	Section 12.2(b)
Liquidator	Section 12.3(a)
Majority-in-Interest of the Members	Section 1.1
Managing Member	Preamble
Market Price	Section 1.1
Member	Section 1.1
Member Minimum Gain	Section 1.1
Member Nonrecourse Debt	Section 1.1
Member Nonrecourse Deductions	Section 1.1
Membership Interest	Section 1.1
Net Income	Section 1.1
Net Loss	Section 1.1
New Securities	Section 1.1
Nonrecourse Deductions	Section 1.1
Nonrecourse Liability	Section 1.1
Notice of Redemption	Section 1.1
OFAC	Exhibit B
Original Member	Preamble
Percentage Interest	Section 1.1
Permitted Transfer	Section 1.1

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Term	Section
Permitted Transferee	Section 1.1
Person	Section 1.1
Preferred Stock	Section 1.1
Qualified Transferee	Section 1.1
Qualifying Party	Section 1.1
Redemption	Section 14.1(a)
Register	Section 3.1
Registration Rights Agreement	Section 1.1
Regulations	Section 1.1
Regulatory Allocations	Section 5.3(a)(viii)
Relevant Jurisdiction	Exhibit B
Rights	Section 1.1
SEC	Section 1.1
Securities Act	Section 1.1
Specified Redemption Date	Section 1.1
Subsidiary	Section 1.1
Substituted Member	Section 1.1
Surviving Company	Section 10.6(b)
Tax Items	Section 5.4(a)
Tax Receivable Agreement	Section 1.1
Tendered Units	Section 14.1(a)
Tendering Party	Section 14.1(a)
Termination Transaction	Section 1.1
TRA Payee	Section 4.8
Transfer	Section 1.1
Valuation Date	Section 1.1
Value	Section 1.1
Venture Marks	Section 15.3
Wayne Farms Entities	Section 1.1

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SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT OF WAYNE FARMS LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF WAYNE FARMS LLC, dated as of [•], 2015, is entered into by and among Wayne Farms, Inc., a Delaware corporation (the “Managing Member”), and Wayne Farms Holdings LLC, a Delaware limited liability company (the “Original Member”).

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq. (as it may be amended from time to time, and any successor to such statute, the “Act”), by the filing of a Certificate of Formation of the Company in the Office of the Secretary of State of the State of Delaware on March 10, 2000 (the “Formation Date”);

WHEREAS, Continental Grain Company, a Delaware corporation, in its capacity as sole member of the Company, entered into a Limited Liability Company Operating Agreement, dated as of March 31, 2000;

WHEREAS, in connection with the contribution of all of the membership interests in the Company to the Original Member, the Original Member, in its capacity as the sole member of the Company, entered into an Amended and Restated Limited Liability Company Agreement of the Company, dated as of [•], 2015 (the “Existing Agreement”);

WHEREAS, in connection with the initial public offering by the Managing Member of shares of Class A Common Stock (as defined herein), the Managing Member made or will make a capital contribution to the Company in exchange for Company Class A Common Units and was admitted to the Company as Managing Member; and

WHEREAS, the Original Member and the Managing Member now desire to amend and restate the Existing Agreement to read in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

Article I

DEFINED TERMS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Act and Section 11.1, who is shown as such on the books and records of the Company and who has not ceased to be a Member pursuant to the Act and this Agreement.

“Adjusted Capital Account” means, with respect to any Member, the amount of such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) credit to such Capital Account any amounts that such Member is obligated to restore (whether pursuant to this Agreement or otherwise by operation of law) upon liquidation of such Member’s Membership Interest or that such Member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations sections 1.704-2(g)(1) or 1.704-2(i)(5); and

(ii) debit to such Capital Account the items described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition and the definition of “Controlled Affiliate,” “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of Wayne Farms LLC, together with the Schedules and Exhibits hereto, as now or hereafter amended, restated, modified, supplemented or replaced.

“Annual Income Tax Liability” means, for each Member, such Member’s annual federal, state, and local income tax obligations for the applicable calendar year arising from the allocation to such Member of its distributive share of taxable income that is earned by the Company based on the assumption that such Member is a corporation subject to the maximum federal and applicable state and local income tax rates (unless the Member provides evidence satisfactory to the Managing Member that the Member is (i) other than a “C corporation” (within the meaning of Code section 1361(c)(2)) and (ii) the direct or indirect owners of the Member are individuals, in which case tax rates applicable to individuals shall be used to compute the Annual Income Tax Liability). The computation of Annual Income Tax Liability shall not take into account (i) any allocation of taxable income, gain, deduction, or loss pursuant to Code section 704(c) (i.e., Annual Income Tax Liability shall be determined by taking into account the Non-Stepped Up Tax Basis (as defined in the Tax Receivable Agreement) of the assets of the Company and by allocating the Company’s items of income, gain, loss, and deduction as if Section 704(c) and the principles thereof had not applied to such allocations), (ii) any deductions accruing to any Member as a result of the recovery of a basis adjustment pursuant to Code

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section 743 and (iii) for the avoidance of doubt, any income or deduction relating to any Company TRA Payments that are treated as “guaranteed payments” within the meaning of Code section 707(c).

“Assets” means any assets and property of the Company.

“Assignee” means a Person to whom a Membership Interest has been Transferred but who has not become a Substituted Member, and who has the rights set forth in Section 10.4.

“Available Cash” means, cash available for distribution to Members as reasonably determined by the Managing Member.

“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 18-304 of the Act with respect to such Person, and the term “Bankrupt” has a meaning correlative to the foregoing.

“Board of Directors” means the Board of Directors of the Managing Member.

“Business Day” means any weekday, excluding any legal holiday observed pursuant to United States federal or New York State law or regulation.

“Capital Account” means, with respect to any Member, the capital account maintained by the Managing Member for such Member on the Company’s books and records in accordance with the provisions of Regulations section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions:

(i) To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 5.3, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(ii) From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.3, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company (except to the extent already reflected in the amount of such Member’s Capital Contribution).

(iii) In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Member’s Capital Account of the transferor to the extent that it relates to the Transferred interest.

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(iv) In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

(v) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the provisions of Regulations section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Regulations. The Managing Member may modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, provided that the Managing Member determines that such modification is not reasonably likely to have a material effect on the amounts distributable to any Member without such Person’s consent. The Managing Member also may (A) make any adjustments to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations section 1.704-1(b)(2)(iv)(q), and (B) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations section 1.704-1(b) or section 1.704-2; provided, however, that the Managing Member determines that such changes are not reasonably likely to have a material effect on the amounts distributable to the Member as current cash distributions or as distributions on termination of the Company.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Asset that such Member contributes to the Company or is deemed to contribute pursuant to Article III.

“Capital Share” means a share of any class or series of stock of the Managing Member now or hereafter authorized, other than a share of Common Stock.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a share of Class A Common Stock and (ii) the Class A Common Stock Amount determined as of the applicable Valuation Date.

“Certificate of Formation” means the certificate of formation executed and filed in the Office of the Secretary of State of the State of Delaware (and any and all amendments thereto and restatements thereof) on behalf of the Company pursuant to the Act.

“Certificate of Incorporation” means the certificate of incorporation of the Managing Member, within the meaning of Section 104 of the General Corporation Law of the State of Delaware.

“Class A Common Stock” means the Class A common stock of the Managing Member, $0.00001 par value per share.

“Class A Common Stock Amount” means a number of shares of Class A Common Stock equal to the number of Tendered Units; provided, however, that, in the event that the Managing Member issues to all holders of Class A Common Stock as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Managing Member’s stockholders to subscribe for or purchase Class A Common Stock, or any other

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securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Class A Common Stock Amount shall also include such Rights that a holder of that number of shares of Class A Common Stock would be entitled to receive, expressed, where relevant hereunder, as a number of shares of Class A Common Stock determined by the Managing Member.

“Class B Common Stock” means the Class B common stock of the Managing Member, $0.00001 par value per share.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Stock” means the Class A Common Stock or the Class B Common Stock (and shall not include any additional series or class of the Managing Member’s common stock created after the date of this Agreement).

“Company” means Wayne Farms LLC, the limited liability company formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Company Class A Common Unit” means a fractional share of the Membership Interests of all Members issued pursuant to Sections 3.1 and 3.2, but does not include any Company Class B Common Unit, Company Junior Unit, Company Preferred Unit or any other Company Unit specified in a Company Unit Designation as being other than a Company Class A Common Unit.

“Company Class B Common Unit” means a fractional share of the Membership Interests of all Members issued pursuant to Sections 3.1 and 3.2, but does not include any Company Class A Common Unit, Company Junior Unit, Company Preferred Unit or any other Company Unit specified in a Company Unit Designation as being other than a Company Class B Common Unit.

“Company Common Unit” means a Company Class A Common Unit or Company Class B Common Unit.

“Company Employee” means an employee or other service provider (including directors, advisers and consultants) of the Company or an employee or other service provider (including directors, advisers and consultants) of a Subsidiary of the Company, if any.

“Company Equivalent Units” means, with respect to any class or series of Capital Shares, Company Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Shares as appropriate to reflect the relative rights

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and preferences of such Capital Shares as to the Common Stock and the other classes and series of Capital Shares as such Company Equivalent Units would have as to Company Common Units and the other classes and series of Company Units corresponding to the other classes of Capital Shares, but not as to matters such as voting for members of the Board of Directors that are not applicable to the Company.

“Company Junior Unit” means a fractional share of the Membership Interests of a particular class or series that the Managing Member has authorized pursuant to Section 3.2 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Company Common Units.

“Company Minimum Gain” has the meaning set forth in Regulations section 1.704-2(b)(2) and is computed in accordance with Regulation section 1.704-2(d).

“Company Preferred Unit” means a fractional share of the Membership Interests of a particular class or series that the Managing Member has authorized pursuant to Section 3.1 or Section 3.2 or Section 3.3 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Company Common Units.

“Company Record Date” means the record date established by the Managing Member for the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a record date fixed for the determination of Members entitled to receive any distribution, shall (unless otherwise determined by the Managing Member) generally be the same as the record date established by the Managing Member for a distribution to its stockholders of some or all of its portion of such distribution.

“Company Unit” means a Company Common Unit, a Company Preferred Unit, a Company Junior Unit or any other fractional share of the Membership Interests that the Managing Member has authorized pursuant to Section 3.1 or Section 3.2.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article XIII.

“Contributed Asset” means each Asset or other asset, in such form as may be permitted by the Act, but excluding cash, contributed (or deemed contributed for federal income tax purposes) to the Company (or deemed contributed by the Company to a “new” partnership pursuant to Code section 708).

“Controlled Entity” means, as to any Person, (i) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (ii) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (iii) any partnership of which such Person or an Affiliate of such Person is the managing partner and in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (iv) any limited liability company of which such Person or an Affiliate of such Person is the manager or

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managing member and in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of March 26, 2015, by and among Wayne Farms LLC, the Lenders party thereto, and Coöoperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch.

“Cut-Off Date” means the fifth (5th) Business Day after the Managing Member’s receipt of a Notice of Redemption.

“De Minimis” shall mean an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as determined by the Managing Member.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) obligations of such Person as lessee under capital leases.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable under United States federal income tax principles with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be computed in accordance with Regulations section 1.704-1(b)(2)(iv)(g)(3) or 1.704-3(d)(2), as applicable, as reasonably determined by the Managing Member.

“Equity Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now in effect or is hereafter adopted by the Company or the Managing Member for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

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“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or by adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or adoption) are beneficiaries.

“Fiscal Year” has the meaning set forth in Section 15.4.

“Funding Debt” means any Debt incurred by or on behalf of the Managing Member for the purpose of providing funds to the Company.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Managing Member using such reasonable method of valuation as it may adopt.

(ii) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described below shall be adjusted to equal their respective gross fair market values (taking into account Code section 7701(g)), if and as determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

(A) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement but including acquisitions pursuant to Section 3.2 or contributions or deemed contributions by the Managing Member pursuant to Section 3.2) by a new or existing Member in exchange for more than a De Minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(B) the distribution by the Company to a Member of more than a De Minimis amount of Company property as consideration for an interest in the Company if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(C) the liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g) (other than a liquidation caused by a termination of the Company pursuant to Code section 708(b)(1)(B)); and

(D) at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations sections 1.704-1(b) and 1.704-2.

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(iii) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Managing Member using such reasonable method of valuation as it may adopt.

(iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

(v) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (i), subsection (ii) or subsection (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (i) a Member or (ii) an Assignee that owns a Company Unit.

“Incapacity” or “Incapacitated” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the Bankruptcy of such Member.

“Indemnitee” means the Managing Member, each Affiliate of the Managing Member, and each officer, director, employee, representative, agent or trustee of the Managing Member, the Company or their respective Affiliates, in all cases in such capacity.

“IRS” means the United States Internal Revenue Service.

“Majority-in-Interest of the Members” means Members (excluding the Managing Member) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Company Units held by all Members (excluding the Managing Member) entitled to vote on or consent to such matter.

“Member” means the Managing Member and any other Person that is, from time to time, admitted to the Company as a member pursuant to the Act and this Agreement, and any Substituted Member or Additional Member, each shown as such in the books and records of the

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Company and, in each case, that has not ceased to be a member of the Company pursuant to the Act and this Agreement, in such Person’s capacity as a member of the Company.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the meaning set forth in Regulations section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(i)(1) and 1.704-2(i)(2), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership Interest” means an ownership interest in the Company held by a Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Membership Interests. A Membership Interest may be expressed as a number of Company Common Units, Company Preferred Units or other Company Units.

“Net Income” or “Net Loss” means, for each Fiscal Year (or other applicable period) of the Company, an amount equal to the Company’s taxable income or loss for such year or other period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(ii) Any expenditure of the Company described in Code section 705(a)(2)(B) or treated as a Code section 705(a)(2)(B) expenditure pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment (i.e., the hypothetical gain or loss from the revaluation of the Company asset) shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

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(iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(vi) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code section 734(b) or Code section 743(b) is required pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 5.3 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.3 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, Common Stock or Preferred Stock, excluding Preferred Stock and grants under the Equity Plans, or (ii) any Debt issued by the Managing Member that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit A attached hereto.

“Percentage Interest” means, with respect to each Member, as to any class or series of Membership Interests, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Company Units of such class or series held by such Member and the denominator of which is the total number of Company Units of such class or series held by all Members. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Company Common Units.

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“Permitted Transfer” means a Transfer by a Member of all or part of its Membership Interest to any Family Member, Controlled Entity or Affiliate of such Member.

“Permitted Transferee” means any Family Member, Controlled Entity or Affiliate of a Member.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Preferred Stock” means shares of preferred stock of the Managing Member now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Stock.

“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means a Member or Assignee holding Company Class B Common Units.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of [•], 2015, by and among the Managing Member and the stockholders of the Managing Member party thereto, as amended, supplemented or restated, in each case in accordance with its terms.

“Regulations” means one or more Treasury regulations promulgated under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Specified Redemption Date” means the tenth (10th) Business Day after the receipt by the Managing Member of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 10.3.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of [•], 2015, entered into by and among the Managing Member, the Company, each of the parties thereto identified as a “Member” and each of the successors and assigns thereto.

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“Termination Transaction” means any direct or indirect Transfer of all or any portion of the Managing Member’s Membership Interest in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving the Managing Member, on the one hand, and any other Person, on the other, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Managing Member not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Common Stock (other than a change in par value, or from par value to no par value, or as a result of a stock split, stock dividend or similar subdivision), (d) the adoption of any plan of liquidation or dissolution of the Managing Member, or (e) a Transfer of all or any portion of the Managing Member’s Membership Interest.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article X (other than Section 10.2(c)), “Transfer” does not include (a) any Redemption of Company Common Units by the Company, or acquisition of Tendered Units by the Managing Member, pursuant to Section 7.3 or Section 14.1, (b) any redemption of Company Units pursuant to any Company Unit Designation or (c) any Transfer of Common Stock or Capital Shares that would not constitute a Termination Transaction. The terms “Transferred” and “Transferring” have correlative meanings.

“Valuation Date” means the date of receipt by the Managing Member of a Notice of Redemption pursuant to Section 14.1, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a share of Class A Common Stock, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Equity Plan shall be substituted for such average of daily market prices for purposes of Section 3.4). The term “Market Price” on any date means, with respect to any class or series of outstanding Class A Common Stock, the last sale price for shares of such Class A Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for shares of such Class A Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Global Select Market or, if shares of such Class A Common Stock are not listed or admitted to trading on the NASDAQ Global Select Market, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of Class A Common Stock are listed or admitted to trading or, if shares of such Class A Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if shares of such Class A Common Stock are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in shares of such Class A Common Stock selected by the Managing Member or, in the event that no trading price is

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available for shares of such Class A Common Stock, the fair market value of the Class A Common Stock, as determined in good faith by the Managing Member. In the event that the Class A Common Stock Amount includes Rights (as defined in the definition of “Class A Common Stock Amount”) that a holder of Class A Common Stock would be entitled to receive, then the Value of such Rights shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Wayne Farms Entities” means and includes each of the Company, the Managing Member and their respective Subsidiaries.

Section 1.2 Interpretation. In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:

(a) the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b) defined terms include the plural as well as the singular and vice versa;

(c) words importing gender include all genders;

(d) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it;

(e) any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight;

(f) references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to, this Agreement;

(g) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(h) unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

Article II

GENERAL PROVISIONS

Section 2.1 Formation. The Company is a limited liability company previously formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided in this Agreement to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Certificate of Formation, and all

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actions taken or to be taken by any employee of Paul, Weiss, Rifkind, Wharton & Garrison LLP and any other person who executed and filed or who executes and files, after the date hereof, the Certificate of Formation are hereby adopted and ratified, or authorized, as the case may be.

Section 2.2 Name. The name of the Company is “Wayne Farms LLC.” The Company may also conduct business at the same time under one or more fictitious names if the Managing Member determines that such is in the best interests of the Company. The Managing Member may change the name of the Company, from time to time, in accordance with applicable law.

Section 2.3 Principal Place of Business; Other Places of Business. The principal business office of the Company is located at 4110 Continental Drive, Oakwood, GA 30566, or such other place within or outside the State of Delaware as the Managing Member may from time to time designate. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

Section 2.4 Designated Agent for Service of Process. So long as required by the Act, the Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. As of the date of this Agreement, the address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The Company’s registered agent for service of process at such address is Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

Section 2.5 Term. The term of the Company commenced on the Formation Date, and such term shall continue until the Company is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until termination pursuant to this Agreement or as otherwise provided in the Act.

Section 2.6 No Concerted Action. Each Member hereby acknowledges and agrees that, except as expressly provided herein, in performing its obligations or exercising its rights hereunder, it is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer of, any other Member. Other than in respect of the Company, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, organized group of persons, whether incorporated or not, among or involving any Member or its Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth herein.

Section 2.7 Business Purpose. The Company may carry on any lawful business, purpose or activity in which a limited liability company may be engaged under applicable law (including the Act).

Section 2.8 Powers. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act,

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by any other applicable law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.7.

Section 2.9 Certificates; Filings. The Certificate of Formation was previously filed on behalf of the Company in the Office of the Secretary of State of the State of Delaware as required by the Act. The Managing Member may execute and file any duly authorized amendments to the Certificate of Formation from time to time in a form prescribed by the Act. The Managing Member shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Managing Member shall deem necessary or advisable. If requested by the Managing Member, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Managing Member to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the laws of the State of Delaware, (b) if the Managing Member deems it advisable, the operation of the Company as a limited liability company, in all jurisdictions where the Company proposes to operate and (c) all other filings required (or determined by the Managing Member to be necessary or appropriate) to be made by the Company.

Section 2.10 Representations and Warranties by the Members.

(a) Each Member that is an individual (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) the execution of this Agreement and the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject and (ii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

(b) Each Member that is not an individual (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) the execution of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the execution of this Agreement and consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

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(c) Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) represents and warrants that it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act and represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a speculative and illiquid investment.

(d) The representations and warranties contained in Sections 2.10(a), 2.10(b) and 2.10(c) shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

(e) Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by any Member or any employee or representative or Affiliate of any Member, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Notwithstanding the foregoing, the Managing Member may permit the modification of any of the representations and warranties contained in Sections 2.10(a), 2.10(b) and 2.10(c) as applicable to any Member (including any Additional Member or Substituted Member or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in either (i) a Company Unit Designation applicable to the Company Units held by such Member or (ii) a separate writing addressed to the Company and the Managing Member.

Article III

CAPITAL CONTRIBUTIONS

Section 3.1 Capital Contributions of the Members. The Original Member (or its predecessor in interest) and the Managing Member heretofore made or agreed to make Capital Contributions to the Company and were issued the Company Common Units indicated on Annex A. Except as provided by law or in Sections 3.2, 3.3 or 9.4, the Members shall have no obligation or, except with the prior written consent of the Managing Member, right to make any other Capital Contributions or any loans to the Company. The Managing Member shall cause to be maintained in the principal business office of the Company, or such other place as may be

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determined by the Managing Member, the books and records of the Company, which shall include, among other things, a register containing the name, address, and number of Company Units of each Member, and such other information as the Managing Member may deem necessary or desirable (the “Register”). The Register shall not be deemed part of this Agreement. The Managing Member shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Company Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the Managing Member may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Member. No action of any Member shall be required to amend or update the Register. Except as required by law, no Member shall be entitled to receive a copy of the information set forth in the Register relating to any Member other than itself.

Section 3.2 Issuances of Additional Membership Interests. Subject to the rights of any Holder set forth in a Company Unit Designation:

(a) General. The Managing Member is hereby authorized to cause the Company to issue additional Membership Interests, in the form of Company Units, for any Company purpose, at any time or from time to time, to the Members (including the Managing Member) or to other Persons, and to admit such Persons as Additional Members, for such consideration and on such terms and conditions as shall be established by the Managing Member, all without the approval of any Member or any other Person. Without limiting the foregoing, the Managing Member is expressly authorized to cause the Company to issue Company Units (i) upon the conversion, redemption or exchange of any Debt, Company Units, or other securities issued by the Company, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Company, or (v) upon the contribution of property or assets to the Company. Any additional Membership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Membership Interests) as shall be determined by the Managing Member, without the approval of any Member or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Company Unit Designation”). Without limiting the generality of the foregoing, the Managing Member shall have authority to specify the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interests. Except to the extent specifically set forth in any Company Unit Designation, a Membership Interest of any class or series other than a Company Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Membership Interest, the Managing Member shall amend the Register and the books and records of the Company as appropriate to reflect such issuance.

(b) Issuances to the Managing Member. No additional Company Units shall be issued to the Managing Member unless (i) the additional Company Units are issued to all Members holding Company Common Units in proportion to their respective

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Percentage Interests in the Company Common Units, (ii) (A) the additional Company Units are (x) Company Class A Common Units issued in connection with an issuance of Class A Common Stock, (y) Company Class B Common Units issued in connection with an issuance of Class B Common Stock or (z) Company Equivalent Units (other than Company Common Units) issued in connection with an issuance of Preferred Stock, New Securities or other interests in the Managing Member (other than Common Stock), and (B) the Managing Member contributes to the Company the net cash proceeds or other consideration (if any) received in connection with the issuance of such Common Stock, Preferred Stock, New Securities or other interests in the Managing Member, (iii) the additional Company Units are issued upon the conversion, redemption or exchange of Debt, Company Units or other securities issued by the Company, or (iv) the additional Company Units are issued pursuant to Article III.

(c) No Preemptive Rights. Except as expressly provided in this Agreement or in any Company Unit Designation, no Person, including any Holder, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.

Section 3.3 Additional Funds and Capital Contributions.

(a) General. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the acquisition or development of additional Assets, for the redemption of Company Units or for such other purposes as the Managing Member may determine. Additional Funds may be obtained by the Company, at the election of the Managing Member, in any manner provided in, and in accordance with, the terms of this Section 3.3 without the approval of any Member or any other Person.

(b) Additional Capital Contributions. The Managing Member may cause the Company to obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution (of cash or property), the Managing Member is hereby authorized to cause the Company from time to time to issue additional Company Units (as set forth in Section 3.2 above) in consideration therefor and the Percentage Interests of the Managing Member and the Members shall be adjusted to reflect the issuance of such additional Company Units.

(c) Loans by Third Parties. The Managing Member may cause the Company to obtain any Additional Funds by causing the Company to incur Debt to any Person (other than, except as contemplated in Section 3.3(d), the Managing Member) upon such terms as the Managing Member determines appropriate, including making such Debt convertible, redeemable or exchangeable for Company Units; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

(d) Managing Member Loans. The Managing Member, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt with the Managing Member if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption,

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repurchase and exchange rights) as Funding Debt incurred by the Managing Member, the net proceeds of which are loaned to the Company to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Company than would be available to the Company from any third party; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

(e) Issuance of Securities by the Managing Member. Unless otherwise agreed by the Members, after the completion of the initial public offering of Class A Common Stock by the Managing Member, the Managing Member shall not issue any additional Common Stock, Preferred Stock or New Securities unless the Managing Member contributes the net cash proceeds or other consideration received from the issuance of such additional Common Stock, Preferred Stock or New Securities (as the case may be) and from the exercise of the rights contained in any such additional New Securities to the Company in exchange for (i) in the case of an issuance of Class A Common Stock, Company Class A Common Units, (ii) in the case of an issuance of Class B Common Stock, Company Class B Common Units or (iii) in the case of an issuance of Preferred Stock or New Securities, Company Equivalent Units; provided, however, that notwithstanding the foregoing, the Managing Member may issue Common Stock, Preferred Stock or New Securities (A) pursuant to Section 3.4 or Section 14.1(b), (B) pursuant to a dividend or distribution (including any stock split) of Common Stock, Preferred Stock or New Securities to all of the holders of Common Stock, Preferred Stock or New Securities (as the case may be), (C) upon a conversion, redemption or exchange of Preferred Stock, (D) upon a conversion, redemption, exchange or exercise of New Securities, or (E) in connection with an acquisition of Company Units or a property or other asset to be owned, directly or indirectly, by the Managing Member. In the event of any issuance of additional Common Stock, Preferred Stock or New Securities by the Managing Member, and the contribution to the Company, by the Managing Member, of the net cash proceeds or other consideration received from such issuance, the Company shall pay the Managing Member’s after-tax expenses associated with such issuance, including any underwriting discounts or commissions. In the event that the Managing Member issues any additional Common Stock, Capital Shares or New Securities and contributes the net cash proceeds or other consideration received from the issuance thereof to the Company, the Company is authorized to issue a number of Company Common Units or Company Equivalent Units to the Managing Member equal to the number of shares of Common Stock, Capital Shares or New Securities so issued, in accordance with this Section 3.3(e) without any further act, approval or vote of any Member or any other Person.

(f) To the extent practicable, the expenses reimbursed pursuant to this Section 3.3 shall be treated as “guaranteed payments” within the meaning of Code section 707(c) (unless otherwise required by the Code and the Regulations).

Section 3.4 Equity Plans.

(a) Equity Awards Granted to Company Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Common Stock granted to a Company Employee is duly exercised or any shares of Class A Common Stock are issued to a Company Employee (including any shares of Class A Common Stock that are subject to forfeiture in the event specified vesting conditions are not achieved and any shares

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of Class A Common Stock issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Managing Member, the Company or a Company Subsidiary, the following events will be deemed to have occurred:

(i) The Managing Member shall sell to the Company, and the Company (or if the Company Employee is an employee or other service provider of a Company Subsidiary, to such Company Subsidiary) shall purchase from the Managing Member, the number of shares of Class A Common Stock as to which such stock option is being exercised or to which such award of Class A Common Stock relates. The purchase price per share of Class A Common Stock for such sale of Class A Common Stock to the Company shall be the Value of a share of Class A Common Stock as of the date of exercise of such stock option, or with respect to shares of Class A Common Stock sold (other than in respect of the exercise of a stock option) for a purchase price equal to the Value of such shares;

(ii) The Company shall sell to the Company Employee (or if the Person is an employee, or other service provider of a Company Subsidiary, the Company shall sell to such Company Subsidiary, which in turn shall sell to the Company Employee), for a cash price per share equal to the Value of a share of Class A Common Stock at the time of the exercise (or lapse of vesting event, as applicable), the number of shares of Class A Common Stock equal to (a) the exercise price or purchase price paid to the Managing Member by the Company Employee in connection with the exercise of such stock option or purchase of shares of Class A Common Stock divided by (b) the Value of a share of Class A Common Stock at the time of such exercise or purchase;

(iii) The Company shall transfer to the Company Employee (or if the Person is an employee of a Company Subsidiary, the Company shall transfer to such Company Subsidiary, which in turn shall transfer to the Company Employee) at no additional cost, as additional compensation, the number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock described in Section 3.4(a)(i) less the number of shares of Class A Common Stock described in Section 3.4(a)(ii); and

(iv) The Managing Member shall, as soon as practicable after such exercise, make a Capital Contribution to the Company (or Company Subsidiary, as applicable) of an amount equal to all proceeds received or treated as received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Managing Member in connection with the exercise of such stock option or purchase of Class A Common Stock. In exchange for such Capital Contribution, the Company shall issue a number of Company Class A Common Units to the Managing Member equal to the number of shares of Class A Common Stock issued in connection with the exercise of such stock option or purchase of such Class A Common Stock.

(b) Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Managing Member from adopting, modifying or terminating any Equity Plan or other stock incentive plans for the benefit of employees or directors of or other service providers to the Managing Member, the Company or any of their Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Managing Member, the Managing Member shall be authorized to

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make such amendments to this Section 3.4 as the Managing Member determines necessary or advisable to give effect to such Equity Plan or other stock incentive plan.

(c) Issuance of Company Common Units. The Company is expressly authorized to issue Company Common Units in the numbers specified in this Section 3.4 without any further act, approval or vote of any Member or any other Persons.

Section 3.5 Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received by the Managing Member in respect of any stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Managing Member to effect open market purchases of Class A Common Stock, or (b) if the Managing Member elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Managing Member to the Company in exchange for additional Company Common Units. Upon such contribution, the Company will issue to the Managing Member a number of Company Common Units equal to the number of newly issued shares of Class A Common Stock.

Section 3.6 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 3.7 Conversion or Redemption of Preferred Stock and Common Stock.

(a) Conversion of Preferred Stock. If, at any time, any shares of Preferred Stock are converted or exchanged into shares of Common Stock, in whole or in part, then an equal number of Company Equivalent Units held by the Managing Member that correspond to the class or series of Preferred Stock so converted or exchanged shall automatically be converted or exchanged into a number of Company Common Units equal to the number of shares of Common Stock issued upon such conversion or exchange.

(b) Redemption of Preferred Stock. If, at any time, any shares of Preferred Stock are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Managing Member for cash, then, immediately prior to such redemption, repurchase or acquisition of Preferred Stock, the Company shall purchase an equal number of Company Equivalent Units held by the Managing Member that correspond to the class or series of Preferred Stock so redeemed, repurchased or acquired upon the same terms and for the same price per Company Equivalent Unit, as such shares of Preferred Stock are redeemed, repurchased or acquired.

(c) Redemption, Repurchase or Forfeiture of Common Stock. If, at any time, any shares of Common Stock are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement) by the Managing Member, other than a cancellation of shares of Class B Common Stock in connection with a Redemption of Company Class B Common Units, then, immediately prior to such redemption, repurchase or acquisition of Common Stock, the Company shall redeem a number of Company Common Units held by the

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Managing Member equal to the number of shares of Common Stock so redeemed, repurchased or acquired.

Article IV

DISTRIBUTIONS

Section 4.1 Requirement and Characterization of Distributions. Subject to the terms of any Company Unit Designation that provides for a class or series of Company Preferred Units with a preference with respect to the payment of distributions, the Managing Member shall cause the Company to distribute quarterly all, or such portion as the Managing Member may determine, of the Available Cash generated by the Company during such quarter to the Holders of Company Common Units in accordance with their respective Percentage Interests of Company Common Units on such Company Record Date. Subject to the terms of any Company Unit Designation, distributions payable with respect to any Company Units that were not outstanding during the entire quarterly period in respect of which any distribution is made (other than any Company Units issued to the Managing Member in connection with the issuance of Common Stock or Capital Shares by the Managing Member) shall be prorated based on the portion of the period that such Company Units were outstanding. Notwithstanding the foregoing, (a) the Managing Member, in its sole and absolute discretion, may cause the Company to distribute Available Cash, or such portion as the Managing Member may determine, to the Holders on a more or less frequent basis than quarterly and (b) the Company may distribute the IPO Dividend (as defined in the Credit Agreement) to the holder of Company Class B Common Units as permitted by Section 6.4(a) of the Credit Agreement, with no corresponding distribution on any other Company Units. To the extent a distribution (or reduction in a Member’s share of Company liabilities for federal tax purposes) would otherwise be treated as proceeds in a sale under Code section 707(a)(2)(B), the Members intend such actual or deemed distribution to be in reimbursement of preformation capital expenditures under Regulations section 1.707-4(d) to the maximum extent permitted by law.

Section 4.2 Tax Distributions. Notwithstanding any provision in this Agreement to the contrary, for each Fiscal Year, the Company shall use commercially reasonable efforts to make a distribution or distributions to the Members sufficient so that each Member receives an amount that is at least equal to its Annual Income Tax Liability, calculated separately with respect to each Member, with respect to the calendar year. All distributions made to Members pursuant to this Section 4.2 shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributable to Members under Section 4.1. For the avoidance of doubt, all distributions made pursuant to this Section 4.2 shall be made on a pro rata basis in accordance with Percentage Interests.

Section 4.3 Distributions in Kind. No Holder may demand to receive property other than cash as provided in this Agreement. The Managing Member may cause the Company to make a distribution in kind of Company assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles IV, V and IX.

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Section 4.4 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 9.4 with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 4.1 for all purposes under this Agreement.

Section 4.5 Distributions upon Liquidation. Notwithstanding the other provisions of this Article IV, upon the occurrence of a Liquidating Event, the assets of the Company shall be distributed to the Holders in accordance with Section 12.3.

Section 4.6 Distributions to Reflect Additional Company Units. In the event that the Company issues additional Company Units pursuant to the provisions of Article III, subject to the rights of any Holder set forth in a Company Unit Designation, the Managing Member is hereby authorized to make such revisions to this Article IV and to Article V as it determines are necessary or desirable to reflect the issuance of such additional Company Units, including making preferential distributions to certain classes of Company Units.

Section 4.7 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

Section 4.8 Company TRA Payments: Amounts Distributable to Managing Member. To the extent that the Managing Member is obligated to make payments under Section 3.01(a)(ii) of the Tax Receivable Agreement (a “Company TRA Payment”) to any Person (a “TRA Payee”), then either (x) the Managing Member shall make such payment directly, or (y) the Managing Member shall instruct the Company to make the Company TRA Payments to the TRA Payee from amounts that are otherwise distributable to the Managing Member pursuant to this Agreement. In either case, for all U.S. federal, state and local tax purposes, and for purposes of this Agreement (including maintaining Capital Accounts pursuant to this Agreement), Company TRA Payments shall be treated as having been (i) first, distributed to the Managing Member pursuant to this Agreement, (ii) second, contributed by the Managing Member to the Company as a capital contribution, and (iii) third, paid by the Company to the applicable TRA Payee as a Company TRA Payment. Company TRA Payments shall be treated as “guaranteed payments” within the meaning of Code section 707(c), and any U.S. federal, state or local income tax deductions associated with such guaranteed payments shall be allocated to the Managing Member.

Article V

ALLOCATIONS

Section 5.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year as of the end of each such year. Except as otherwise provided in this Article V, and subject to Section 10.5(c), an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

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Section 5.2 General Allocations. Except as otherwise provided in this Agreement, and after giving effect to the special allocations set forth in Section 4.8, Section 5.3(a) and Section 5.3(b), Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Holders in a manner such that the Capital Account of each Holder, immediately after making such allocation, is, as nearly as possible, equal to (a) the distributions that would be made to such Holder pursuant to Section 4.1 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 4.1, to the Holders immediately after making such allocation, minus (b) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 5.3 Additional Allocation Provisions.

(a) Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(f), notwithstanding the provisions of Section 5.2, or any other provision of this Article V, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s share of the net decrease in Company Minimum Gain, as determined under Regulations section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.3(a)(i) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(i)(4) or in Section 5.3(a)(i), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Holder who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt (determined in accordance with Regulations section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s respective share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt. A Holder’s share of the net decrease in Member Minimum Gain shall be determined in accordance with Regulations section 1.704-2(i)(4); provided that a Holder shall not be subject to this provision to the extent that an exception is provided by Regulations section 1.704-2(i)(4) and any IRS revenue rulings, revenue procedures or notices issued with respect thereto. Allocations pursuant to this Section 5.3(a)(ii) shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(a)(ii) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(i) and shall be interpreted consistently therewith.

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(iii) Nonrecourse Deductions and Member Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 5.3(a)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article V have been tentatively made as if this Section 5.3(a)(iv) were not in the Agreement. It is intended that this Section 5.3(a)(iv) comply with the qualified income offset requirement in Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (A) the amount (if any) that such Holder is obligated to restore to the Company upon complete liquidation of such Holder’s Membership Interest (including the Holder’s interest in outstanding Company Preferred Units and other Company Units) and (B) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2 (g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 5.3(a)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article V have been tentatively made as if this Section 5.3(a)(v) and Section 5.3(a)(iv) were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss (or items of loss) would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss (or items of loss) shall be reallocated (A) first, among the other Holders of Company Common Units in accordance with their respective Percentage Interests, and (B) thereafter, among the Holders of other Company Units, as determined by the Managing Member, subject to the limitations of this Section 5.3(a)(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code section 734(b) or Code section 743(b) is required, pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(2) or Regulations section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Company Common Units in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment

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decreases such basis), and such gain or loss shall be specially allocated to the Holders of Company Common Units in accordance with their respective Percentage Interests in the event that Regulations section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Sections 5.3(a)(i), (ii), (iii), (iv), (v), (vi) and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 5.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Company Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Company Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(b) Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations section 1.752-3(a)(3), each Holder’s respective interest in Company profits shall be equal to such Holder’s Percentage Interest with respect to Company Common Units; provided, however, that the Company (i) shall maintain sufficient nonrecourse liabilities (within the meaning of Regulations section 1.752-1(a)(2)), and (ii) shall, to the maximum extent possible, adopt approaches, allocation methods, and sharing percentages under Regulations section 1.752-3(a) and (b) to ensure that the Original Member does not recognize gain under (A) Code section 707(a)(2)(B), (B) Code section 731(a) by reason of Code section 752(b) and (C) Code section 741 by reason of Code section 752(d).

(c) Modification of Allocations. The allocations set forth in Section 5.2 and Section 5.3 are intended to comply with certain requirements of the Regulations. Notwithstanding the other provisions of this Article V, the Managing Member shall be authorized to make, in its reasonable discretion, appropriate amendments to the allocations of items pursuant to this Agreement (i) in order to comply with Section 704 of the Code or applicable Regulations, (ii) to allocate properly items of income, gain, loss, deduction and credit to those Holders who bear the economic burden or benefit associated therewith or (iii) to otherwise cause the Holders to achieve the objectives underlying this Agreement as reasonably determined by the Managing Member. If there are any changes after the date of this Agreement in applicable tax law, regulations or interpretation, or any errors, ambiguities, inconsistencies or omissions in this Agreement with respect to allocations to be made to Capital Accounts which would, individually or in the aggregate, cause the Holders not to achieve in any material respect the economic objectives underlying this Agreement, the Managing Member may in its discretion make appropriate adjustments to such allocations in order to achieve or approximate such economic objectives.

Section 5.4 Tax Allocations.

(a) In General. Except as otherwise provided in this Section 5.4, for income tax purposes under the Code and the Regulations each Company item of income, gain,

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loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 5.2 and 5.3.

(b) Section 704(c) Allocations. Notwithstanding Section 5.4(a), Tax Items with respect to an Asset that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code section 704(c) so as to take into account such variation. The Company shall account for such variation under the traditional method as described in Regulations section 1.704-3(b). In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (ii) of the definition of “Gross Asset Value” (provided in Section 1.1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code section 704(c) and the applicable Regulations and using the method chosen by the Managing Member. Notwithstanding anything to the contrary in this Agreement, if the Company issues any noncompensatory options as defined in Regulations section 1.721-2 and a Member receives an interest in the Company pursuant to the exercise of such an option, the Company shall make such allocations and adjustments to the Members’ Capital Accounts as are required to comply with Regulations section 1.704-1.

Article VI

OPERATIONS

Section 6.1 Management.

(a) The Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company, as it deems necessary or appropriate to accomplish the purposes and direct the affairs of the Company. The Managing Member shall have the exclusive power and authority to bind the Company, except and to the extent that such power is expressly delegated in writing to any other Person by the Managing Member, and such delegation shall not cause the Managing Member to cease to be a Member or the Managing Member of the Company. The Managing Member shall be an agent of the Company’s business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member of the Company. The Managing Member may not be removed by the Members, with or without cause, except with the consent of the Managing Member.

(b) The determination as to any of the following matters, made by or at the direction of the Managing Member consistent with the Act and this Agreement, shall be final and conclusive and shall be binding upon the Company and every Member: the amount of assets at any time available for distribution or the redemption of Company Common Units or Company Preferred Units; the amount and timing of any distribution; any determination to redeem Tendered Units; the amount, purpose, time of creation, increase or decrease, alteration or

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cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing Member.

(c) The Managing Member may also, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Company as the Managing Member deems necessary or advisable, each of which shall have such powers, authority and responsibilities as are delegated in writing by the Managing Member from time to time. Each such officer and/or board or committee member shall serve at the pleasure of the Managing Member.

(d) Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other applicable law, no Member (acting in such capacity) other than the Managing Member shall (x) have any right to vote on or consent to any other matter, act, decision or document involving the Company or its business, or (y) take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. Without limiting the generality of the foregoing, the Managing Member may cause the Company, without the consent or approval of any other Member, to enter into any of the following in one or a series of related transactions: (i) any merger, (ii) any acquisition, (iii) any consolidation, (iv) any sale, lease or other transfer or conveyance of assets, (v) any recapitalization or reorganization of outstanding securities, (vi) any merger, sale, lease, spin-off, exchange, transfer or other disposition of a subsidiary, division or other business, (vii) any issuance of debt or equity securities (subject to any limitations expressly provided for herein) or (viii) any incurrence of indebtedness. Except to the extent expressly delegated in writing by the Managing Member, no Member or Person other than the Managing Member shall be an agent for the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

(e) Only the Managing Member may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Member, to the fullest extent permitted by applicable law, shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

(f) Subject to the rights of any Holder set forth in a Company Unit Designation and Section 6.1(g), the Managing Member shall have the power, without the Consent of a Majority-in-Interest of the Members or the consent or approval of any Member, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

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(i) to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Members;

(ii) to reflect the admission, substitution or withdrawal of Members, the Transfer of any Membership Interest or the termination of the Company in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal or Transfer;

(iii) to reflect a change that is of an inconsequential nature or does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(v) to reflect the issuance of additional Membership Interests in accordance with Article III;

(vi) to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Company Units issued pursuant to Article III;

(vii)  if the Company is the Surviving Company in any Termination Transaction, to modify Section 14.1 or any related definitions to provide the holders of interests in such Surviving Company rights that are consistent with Section 10.6(b); and

(viii) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Company or the Managing Member and which does not violate Section 6.1(g).

(g) Notwithstanding Article XIII, this Agreement shall not be amended, and no action may be taken by the Managing Member, without the consent of each Member, if any, adversely affected thereby, if such amendment or action would (i) modify the limited liability of a Member or increase the obligation of a Member to make a Capital Contribution to the Company, (ii) adversely alter the rights of any Member to receive the distributions to which such Member is entitled pursuant to Article IV or Section 12.3(a)(iii), or alter the allocations specified in Article V (except, in any case, as permitted pursuant to Sections 3.2, 4.6 and 6.1(f)), (iii) amend or modify in a manner that adversely affects any Member with respect to the Redemption rights, Cash Amount or Class A Common Stock Amount as set forth in Section 14.1, or amend or modify any related definitions (except for amendments to this Agreement or other actions that provide rights consistent with Section 10.6(b)(v)), (iv) would convert the Company into a corporation or would cause the Company to be classified as a corporation for federal tax purposes (other than in connection with a Termination Transaction) or

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(v) amend this Section 6.1(g); provided, however, that, with respect to clauses (ii), (iii), (iv) and (v), the consent of any individual Member adversely affected shall not be required for any amendment or action that affects all Members holding the same class or series of Company Units on a uniform or pro rata basis, if approved by a Majority-in-Interest of the Members of such class or series. Further, no amendment may alter the restrictions on the Managing Member’s authority set forth elsewhere in this Section 6.1 without the consent specified therein. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

Section 6.2 Compensation and Reimbursement.

(a) The Managing Member shall not receive any fees from the Company for its services in administering the Company, except as otherwise provided herein (including the provisions of Articles IV and V regarding distributions, payments and allocations to which it may be entitled in its capacity as the Managing Member).

(b) Subject to Section 6.2(c), the Company shall be liable for, and shall reimburse the Managing Member on a monthly basis, or such other basis as the Managing Member may determine, for all (i) overhead, administrative expenses, insurance and reasonable legal, accounting and other professional fees and expenses of the Managing Member, (ii) expenses of the Managing Member incidental to being a public reporting company, (iii) reasonable fees and expenses related to the initial public offering of the Managing Member or any subsequent public offering of equity securities of the Managing Member or private placement of equity securities of the Managing Member, whether or not consummated, (iv) franchise and similar taxes of the Managing Member and other fees and expenses in connection with the maintenance of the existence of the Managing Member, (v) customary compensation and benefits payable by the Managing Member, and indemnities provided by the Managing Member on behalf of, its officers and directors of Managing Member and (vi) reasonable expenses paid by Managing Member on behalf of the Company; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Managing Member with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted pursuant to Section 6.3. Such reimbursements shall be in addition to any reimbursement of the Managing Member as a result of indemnification pursuant to Section 6.6.

(c) To the extent practicable, Company expenses shall be billed directly to and paid by the Company, and reimbursements to the Managing Member or any of its Affiliates by the Company pursuant to this Section 6.2 shall be treated as “guaranteed payments” within the meaning of Code section 707(c) (unless otherwise required by the Code and the Regulations).

Section 6.3 Outside Activities.

(a) Without the consent of the a Majority-in-Interest of the Members, the Managing Member shall not directly or indirectly enter into or conduct any business, other than in connection with, (i) the ownership, acquisition and disposition of Membership Interests, (ii) the management of the business of the Company and its Subsidiaries, (iii) its operation as a

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reporting company with a class (or classes) of securities registered under the Exchange Act, (iv) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (v) financing or refinancing of any type related to the Company or its assets or activities, and (vi) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the Managing Member from executing guarantees of Company debt. For the avoidance of doubt, the provisions of this Section shall not restrict the Original Member or any Affiliate of the Original Member other than the Managing Member. The Managing Member and any Affiliates of the Managing Member may acquire Membership Interests and shall be entitled to exercise all rights of a Member relating to such Membership Interests.

(b) Subject to any agreements entered into pursuant to Section 6.4 and any other agreements entered into by a Member or any of its Affiliates with the Managing Member, the Company or a Subsidiary (including any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the Managing Member, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 6.4 and any other agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member, or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person.

Section 6.4 Transactions with Affiliates.

(a) The Company may lend or contribute funds or other assets to the Managing Member and its Subsidiaries or other Persons in which the Managing Member has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions no less favorable to the Company in the aggregate than would be available from unaffiliated third parties as determined by the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Member or any other Person. It is expressly acknowledged and agreed by each Member that the Managing Member may (i) borrow funds from the Company in order to redeem, at any time or from time to time, options or warrants previously or hereafter issued by the Managing Member, (ii) put to the Company, for cash, any rights, options, warrants or convertible or exchangeable securities that the Managing Member may desire or be required to purchase or redeem or (iii) borrow funds from the Company to acquire assets that will be contributed to the Company for Company Units.

(b) Except as provided in Section 6.3, the Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

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(c) The Managing Member and its Affiliates may sell, transfer or convey any property to the Company, directly or indirectly, on terms and conditions no less favorable to the Company in the aggregate than would be available from unaffiliated third parties as determined by the Managing Member.

(d) The Managing Member may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Managing Member, the Company or any of the Company’s Subsidiaries.

Section 6.5 Liability of Members.

(a) To the fullest extent permitted by applicable law, no Indemnitee, in such capacity, shall be liable to the Company, any Member or any of their respective Affiliates, for any losses sustained or liabilities incurred as a result of any act or omission of such Person if (i) either (A) the Indemnitee, at the time of such action or inaction, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the Company or (B) in the case of inaction by the Indemnitee, the Indemnitee did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company and (ii) the action or inaction did not constitute fraud or willful misconduct by the Indemnitee.

(b) Notwithstanding any other provision of this Agreement, an indemnified Person acting under this Agreement shall not be liable to the Company for its, his or her good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand, restrict or eliminate the duties and liabilities of such Persons otherwise existing at law or in equity, are agreed by the Members to replace fully and completely such other duties and liabilities of such Persons. Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Managing Member or any officers or directors of the Managing Member is permitted or required to make a decision or take an action (i) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude, in making such decisions, such Person shall be entitled to take into account its own interests as well as the interests of the Members as a whole or (ii) in its “good faith” or under another expressed standard, such Person shall act under such express standard and shall not be subject to any other or different standards.

(c) The Managing Member may consult with legal counsel, accountants and financial or other advisors, and any act or omission suffered or taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors (including a financial advisory Affiliates of the Managing Member, the Company or the Managing Member) will be full justification for any such act or omission, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

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Section 6.6 Indemnification.

(a) The Company shall indemnify and hold harmless each Indemnitee (and such person’s heirs, successors, assigns, executors or administrators) to the full extent permitted by law from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts of any nature whatsoever, known or unknown, liquid or illiquid (collectively, “Liabilities”) arising from any and any threatened, pending or completed claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, and whether formal or informal, including appeals (“Actions”), in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of any act performed or omitted to be performed by the Indemnitee in connection with the activities of the Company and from Liabilities of the Company imposed on such Indemnitee by virtue of the fact that such Indemnitee is or was the Managing Member, an Affiliate of the Managing Member, or an officer, director, employee, representative, agent or trustee of the Managing Member, the Company or of their respective Affiliates; provided, that such indemnification shall be available with respect to any Liability arising out of the action or inaction of such Indemnitee only if such action or inaction was not expressly prohibited by this Agreement and (i) either (A) the Indemnitee, at the time of such action or inaction, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the Company or (B) in the case of inaction by the Indemnitee, the Indemnitee did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company and (ii) the action or inaction did not constitute fraud or willful misconduct by the Indemnitee. The termination of an action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in clauses (i) or (ii) above.

(b) Expenses incurred by an Indemnitee in defending any Action, subject to this Section 6.6 shall be advanced by the Company prior to the final disposition of such Action upon receipt by the Company of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Section 6.6.

(c) Any indemnification obligations of the Company arising under this Section 6.6 shall be satisfied out of any Company assets (including any amounts otherwise currently or subsequently distributable to any Member(s)).

(d) The right to indemnification provided hereby shall not be exclusive of, and shall not affect, any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(e) To the fullest extent permitted by applicable law, the Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the

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Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f) To the fullest extent permitted by applicable law, any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company or the Managing Member (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 6.6.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.6 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 6.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)  It is the intent of the parties that any after-tax amounts paid by the Company to the Managing Member pursuant to this Section 6.6 shall be treated as “guaranteed payments” within the meaning of Code section 707(c).

Article VII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.1 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 14.1 or in any Company Unit Designation, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Company as provided herein. Except to the extent provided in Article IV or Article V or otherwise expressly provided in this Agreement or in any Company Unit Designation, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

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Section 7.2 Rights of Members Relating to the Company.

(a) In addition to other rights provided by this Agreement or by the Act, the Managing Member shall deliver to each Member a copy of any information mailed to all of the common stockholders of the Managing Member as soon as practicable after such mailing.

(b) Notwithstanding any other provision of this Section 7.2, the Managing Member may keep confidential from the Members (or any of them), other than the Original Member or its successors in interest, for such period of time as the Managing Member determines to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or the Managing Member or (ii) the Company or the Managing Member is required by law or by agreement to keep confidential.

Section 7.3 Company Right to Call Membership Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Members (other than the Managing Member and its Subsidiaries) are less than five percent (5%), the Company shall have the right, but not the obligation, from time to time and at any time to redeem all (but not less than all) outstanding Company Class B Common Units by treating each Qualifying Party as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 14.1 in respect of all of such Qualifying Party’s Company Class B Common Units, by notice to such Qualifying Party that the Company has elected to exercise its rights under this Section 7.3. Such notice given by the Managing Member to a Qualifying Party pursuant to this Section 7.3 shall be treated as if it were a Notice of Redemption delivered to the Managing Member by such Qualifying Party. For purposes of this Section 7.3, the provisions of Sections 14.1(d)(i) and 14.1(d)(ii) shall not apply, but the remainder of Section 14.1 shall apply, mutatis mutandis.

Section 7.4 Drag-Along Rights.

(a) If at any time the Managing Member and/or its Affiliates desire to Transfer in one or more transactions all or any portion of its and/or their Membership Interests (or any beneficial interest therein) in an arm’s-length transaction to a bona fide third party that is not an Affiliate of the Managing Member (an “Applicable Sale”), the Managing Member may require each other Member and Assignee to sell the same ratable share of its Membership Interests as is being sold by the Managing Member and such Affiliates (based upon the total Membership Interests held by the Managing Member and its Affiliates at such time) on the same terms and conditions (“Drag-Along Right”). The Managing Member may in its sole discretion elect to cause the Managing Member and/or the Company to structure the Applicable Sale as a merger or consolidation or as a sale of the Company’s assets. If such Applicable Sale is structured (i) as a merger or consolidation, then no Member or Assignee shall have any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) as a sale of assets, then no Member may object to any subsequent liquidation or other distribution of the proceeds therefrom. Each Member and Assignee agrees to consent to, and raise no objections against, an Applicable Sale. In the event of the exercise by the Managing Member of its Drag-Along Right pursuant to this Section 7.4, each Member and Assignee shall take all reasonably necessary and desirable actions approved by the Managing Member in

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connection with the consummation of the Applicable Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to provide customary and reasonable representations, warranties, indemnities, covenants, conditions and other agreements relating to such Applicable Sale and to otherwise effect the transaction; provided, however, that (A) such Members and Assignees shall not be required to give disproportionately greater or more onerous representations, warranties, indemnities or covenants than the Managing Member or its Affiliates, (B) such Members and Assignees shall not be obligated to bear any share of the out-of-pocket expenses, costs or fees (including attorneys’ fees) incurred by the Company or its Affiliates in connection with such Applicable Sale unless and to the extent that such expenses, costs and fees were incurred for the benefit of the Company or all of its Members, (C) such Members and Assignees shall not be obligated or otherwise responsible for more than their proportionate share of any indemnities or other liabilities incurred by the Company and the Members as sellers in respect of such Applicable Sale, and (D) any indemnities or other liabilities approved by the Managing Member shall be limited, in respect of each Member, to such Member’s share of the proceeds from the Applicable Sale.

(b) At least five (5) Business Days before consummation of an Applicable Sale, the Managing Member shall (i) provide the Members and Assignees written notice (the “Applicable Sale Notice”) of such Applicable Sale, which notice shall contain (A) the name and address of the third party purchaser, (B) the proposed purchase price, terms of payment and other material terms and conditions of such purchaser’s offer, together with a copy of any binding agreement with respect to such Applicable Sale and (C) notification of whether or not the Managing Member has elected to exercise its Drag-Along Right and (ii) promptly notify the Members and Assignees of all proposed changes to such material terms and keep the Members and Assignees reasonably informed as to all material terms relating to such sale or contribution, and promptly deliver to the Members and Assignees copies of all final material agreements relating thereto not already provided in accordance with this Section 7.4(b) or otherwise. The Managing Member shall provide the Members and Assignees written notice of the termination of an Applicable Sale within five (5) Business Days following such termination, which notice shall state that the Applicable Sale Notice served with respect to such Applicable Sale is rescinded.

Article VIII

BOOKS AND RECORDS

Section 8.1 Books and Records. At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company for financial reporting purposes, on an accrual basis, in accordance with United States generally accepted accounting principles, consistently applied. The Company shall keep at its principal office the following:

(a) a current list of the full name and the last known street address of each Member;

(b) a copy of the Certificate of Formation and this Agreement and all amendments thereto; and

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(c) copies of the Company’s federal, state and local income tax returns and reports, if any, for the three (3) most recent years.

Section 8.2 Inspection. Members (personally or through an authorized representative) may, for purposes reasonably related to their respective Membership Interests, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours upon reasonable prior notice.

Article IX

TAX MATTERS

Section 9.1 Preparation of Tax Returns. The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish, within one hundred and eighty (180) days of the close of each taxable year, the tax information reasonably required by Members and for federal and state income tax and any other tax reporting purposes. The Members shall promptly provide the Managing Member with such information relating to the Contributed Assets, including tax basis and other relevant information, as may be reasonably requested by the Managing Member from time to time.

Section 9.2 Tax Elections. The Managing Member shall file (or cause to be filed) an election pursuant to Code section 754 for the Company for its first Fiscal Year and shall maintain and keep such election in effect at all times. Except as otherwise provided herein, the Managing Member shall determine whether to make any other available election pursuant to the Code. The Managing Member shall have the right to seek to revoke any such election (other than any election under Code section 754) with the prior written consent of the Original Member.

Section 9.3 Tax Matters Member.

(a) The Managing Member shall be the “tax matters partner” of the Company for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company in addition to any reimbursement pursuant to Section 6.2. Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder. At the request of any Member, the Managing Member agrees to inform such Member regarding the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the Managing Member shall have the exclusive power to determine whether to file, and the content of, such returns.

(b) The tax matters partner is authorized, but not required:

(i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be

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taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Member (as the case may be) or (ii) who is a “notice partner” (as defined in Code section 6231) or a member of a “notice group” (as defined in Code section 6223(b)(2));

(ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

(vi) to take any other action on behalf of the Members or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the Managing Member set forth in Section 6.6 shall be fully applicable to the tax matters partner in its capacity as such.

Section 9.4 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to Code section 1441, Code section 1442, Code section 1445 or Code section 1446. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from

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the Managing Member that such payment must be made unless (a) the Company withholds such payment from a distribution that would otherwise be made to the Member or (b) the Managing Member determines that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 9.4. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 9.4 when due, the Managing Member may elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

Section 9.5 Organizational Expenses. The Managing Member may cause the Company to elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 180-month period as provided in Code section 709.

Section 9.6 Classification. The parties intend that the Company shall be classified as a partnership for United States federal, state, and local tax purposes. No Person shall take any action inconsistent with such classification.

Article X

MEMBER TRANSFERS AND WITHDRAWALS

Section 10.1 Transfer.

(a) No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b) No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article X shall be null and void ab initio.

Section 10.2 Members’ Rights to Transfer.

(a) General. Except as provided below, no Member shall Transfer all or any portion of such Membership Interest to any transferee without the consent of the

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Managing Member. Notwithstanding the foregoing, any Member may, at any time, without the consent of the Managing Member, Transfer all or any portion of its Membership Interest pursuant to a Permitted Transfer. Any Transfer by a Member or an Assignee is subject to Section 10.3 and to satisfaction of the following conditions:

(i) Qualified Transferee. Any Transfer of a Membership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 10.2(a)(iii) may be to a separate Qualified Transferee.

(ii) Opinion of Counsel. The transferor shall deliver or cause to be delivered to the Managing Member an opinion of legal counsel reasonably satisfactory to the Managing Member to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Company or the Membership Interests Transferred; provided, however, that the Managing Member may waive this condition upon the request of the transferor. If the Managing Member determines, based on the advice of counsel, that such Transfer would create a material risk of requiring the filing of a registration statement under the Securities Act or otherwise violating any federal or state securities laws or regulations applicable to the Company or the Company Units, the Managing Member may prohibit any Transfer otherwise permitted under this Section 10.2 by a Member of Membership Interests.

(iii) Minimum Transfer Restriction. Any Transferring Member must Transfer not less than the lesser of (A) [_____(____)] Company Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Managing Member) or (B) all of the remaining Company Units owned by such Transferring Member; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Company Units owned by Affiliates of a Member shall be considered to be owned by such Member.

(iv) Exception for Permitted Transfers. The conditions of Section 10.2(a)(ii) through Section 10.2(a)(iii) shall not apply in the case of a Permitted Transfer. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Membership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Managing Member. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 10.4.

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(b) Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

(c) Adverse Tax Consequences. No Transfer by a Member of its Membership Interests (including any Redemption, any other acquisition of Company Units by the Managing Member or any acquisition of Company Units by the Company and including any Permitted Transfer) may be made to or by any Person if the Company determined, based on the advice of a qualified tax advisor, (i) such Transfer would create a material risk of the Company being treated as an association taxable as a corporation, or (ii) there would be a material risk that such Transfer would be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code section 7704. For so long as the only Members are the Managing Member and the Original Member (and/or their Affiliates), the preceding sentence shall not apply to a Transfer (including any Redemption, any other acquisition of Company Units by the Managing Member or any acquisition of Company Units by the Company and including any Permitted Transfer) by the Original Member or any Affiliate of the Original Member to any other Person provided that the Transfer (including any Redemption, any other acquisition of Company Units by the Managing Member or any acquisition of Company Units by the Company and including any Permitted Transfer) to such other Person would not cause the Company to fail to qualify for the private placement safe harbor described in Regulations section 1.7704-1(h).

Section 10.3 Substituted Members.

(a) No Member shall have the right to substitute a transferee other than a Permitted Transferee as a Member in its place. A transferee of the interest of a Member may be admitted as a Substituted Member only with the consent of the Managing Member; provided, however, that a Permitted Transferee shall be admitted as a Substituted Member pursuant to a Permitted Transfer without the consent of the Managing Member, subject to compliance with the last sentence of this Section 10.3(a). The failure or refusal by the Managing Member to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or the Managing Member. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the Managing Member may require to effect such Assignee’s admission as a Substituted Member.

(b) Concurrently with, and as evidence of, the admission of a Substituted Member, the Managing Member shall amend the Register and the books and records of the Company to reflect the name, address and number of Company Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Company Units of the predecessor of such Substituted Member.

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(c) A transferee who has been admitted as a Substituted Member in accordance with this Article X shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

Section 10.4 Assignees. If the Managing Member’s consent is required for the admission of any transferee under Section 10.2 as a Substituted Member, as described in Section 10.3, and the Managing Member withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Company Units assigned to such transferee and the rights to Transfer the Company Units provided in this Article X, but shall not be deemed to be a holder of Company Units for any other purpose under this Agreement (other than as expressly provided in Section 14.1 with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Company Units on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such Company Units, such transferee shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Member desiring to make an assignment of Company Units.

Section 10.5 General Provisions.

(a) No Member may withdraw from the Company other than: (i) as a result of a permitted Transfer of all of such Member’s Membership Interest in accordance with this Article X with respect to which the transferee becomes a Substituted Member; (ii) pursuant to a redemption (or acquisition by the Managing Member) of all of its Membership Interest pursuant to a Redemption under Section 7.3 or Section 14.1 and/or pursuant to the terms of any applicable Company Unit Designation; or (iii) as a result of the acquisition by the Managing Member of all of such Member’s Membership Interest, whether or not pursuant to Section 14.1(b).

(b) Any Member who shall Transfer all of its Company Units in a Transfer (i) permitted pursuant to this Article X where such transferee was admitted as a Substituted Member, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Company Units pursuant to a Redemption under Section 14.1 and/or pursuant to any Company Unit Designation or (iii) to the Managing Member, whether or not pursuant to Section 14.1(b), shall cease to be a Member.

(c) If any Company Unit is Transferred in compliance with the provisions of this Article X, or is redeemed by the Company, or acquired by the Managing Member pursuant to Section 14.1, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Company Unit for such Fiscal Year shall be allocated to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer or assignment other than a Redemption, to the transferee Member, by taking into account their varying interests

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during the Fiscal Year in accordance with Code section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the Managing Member. All distributions of Available Cash attributable to such Company Unit with respect to which the Company Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Company Unit shall be made to the transferee Member.

(d) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Membership Interest by any Member (including any Redemption, any acquisition of Company Units by the Managing Member or any other acquisition of Company Units by the Company) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest; (iv) if the Managing Member determines that such Transfer would create a material risk that the Company would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code section 4975(c)); (v) if the Managing Member determines, based on the advice of counsel, that such Transfer would create a material risk that any portion of the assets of the Company would constitute assets of any employee benefit plan pursuant to Department of Labor Regulations section 2510.2-101; (vi) if such Transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities laws; (vii) if the Managing Member determines, based on advice of counsel, that such Transfer creates a material risk that the Company would become a reporting company under the Exchange Act; or (viii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Section 10.6 Restrictions on Termination Transactions. Neither the Managing Member nor the Managing Member shall engage in, or cause or permit, a Termination Transaction, other than (x) with the Consent of a Majority-in-Interest of the Members, or (y) either:

(a) in connection with any such Termination Transaction, each holder of Company Common Units (other than the Managing Member and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Company Common Unit an amount of cash, securities or other property equal to the greatest amount of cash, securities or other property paid to a holder of one share of Class A Common Stock in consideration of one share of Class A Common Stock pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding Class A Common Stock, each holder of Company Common Units (other than the Managing Member and its wholly owned subsidiaries) will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Company Common Units would have received had it exercised its right to Redemption pursuant to Article XIV and received Class A Common Stock in exchange for its Company Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had

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thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(b) all of the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the Company prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Company or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (ii) the Surviving Company is classified as a partnership for U.S. federal income tax purposes; (iii) the Members (other than the Managing Member) that held Company Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Company based on the relative fair market value of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction; (iv) the rights of such Members with respect to the Surviving Company (including pursuant to the Tax Receivable Agreement) are at least as favorable as those of Members holding Company Common Units immediately prior to the consummation of such transaction (except to the extent that any such rights are consistent with clause (v) below) and as those applicable to any other limited partners or non-managing members of the Surviving Company; and (v) such rights include the right to redeem their interests in the Surviving Company at any time for cash in an amount equal to the fair market value of such interest at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the Surviving Company.

Article XI

ADMISSION OF MEMBERS

Section 11.1 Members; Admission of Additional Members.

(a) A Person (other than a then-existing Member) who makes a Capital Contribution to the Company in exchange for Company Units and in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 15.1, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required by the Managing Member in order to effect such Person’s admission as an Additional Member. Concurrently with, and as evidence of, the admission of an Additional Member, the Managing Member shall amend the Register and the books and records of the Company to reflect the name, address, number and type of Company Units of such Additional Member.

(b) Notwithstanding anything to the contrary in this Section 11.1, no Person shall be admitted as an Additional Member without the consent of the Managing Member. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company,

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following the consent of the Managing Member to such admission and the satisfaction of all the conditions set forth in Section 11.1(a).

(c) If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Fiscal Year shall be allocated among such Additional Member and all other Holders by taking into account their varying interests during the Fiscal Year in accordance with Code section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the Managing Member. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Holders including such Additional Member, in accordance with the principles described in Section 10.5(c). All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

Section 11.2 Limit on Number of Members. Unless otherwise permitted by the Managing Member, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would (i) cause the Company to become a reporting company under the Exchange Act or (ii) result in the Company at any time during its taxable year having more than 100 members, within the meaning of Section 1.7704-1(h)(1)(ii) of the Regulations (taking into account section 1.7704-1(h)(3) of the Regulations).

Article XII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 12.1 No Dissolution. The Company shall not be dissolved by the admission of additional Members in accordance with the terms of this Agreement. The Company may be dissolved, liquidated and terminated only pursuant to the provisions of this Article XII, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets.

Section 12.2 Events Causing Dissolution.

(a) The Company shall not be dissolved by the admission of Additional Members or Substituted Members in accordance with this Agreement. No Member shall (i)resign from the Company prior to the dissolution and winding up of the Company except in connection with a Transfer of Company Units pursuant to the terms of this Agreement or (ii)take any action to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Applicable Law, hereby waives any rights to take any such actions under

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Applicable Law, including any right to petition a court for judicial dissolution under Section 18-802 of the Act.

(b) The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Liquidating Event”):

(i) an election to dissolve the Company made by the Managing Member, with the Consent of a Majority-in-Interest of the Members;

(ii) the expiration of forty-five (45) days after the sale or other disposition of all or substantially all the assets of the Company; or

(iii) any other event which results in a mandatory dissolution under the Act.

(c) The death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company shall not in and of itself cause dissolution of the Company.

Section 12.3 Distribution upon Dissolution.

(a) Upon the dissolution of the Company pursuant to Section 12.2, unless the Company is continued pursuant to Section 12.2, the Managing Member (or, in the event that the Managing Member has dissolved, become Bankrupt or ceased to operate, any Person elected by a Majority-in-Interest of the Members (the Managing Member or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Company’s debts and liabilities to creditors including Members who are creditors (other than with respect to liabilities owed to Members in satisfaction of liabilities for distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii) Second, to the satisfaction of all of the Company’s liabilities to the Members in satisfaction of liabilities for distributions, whether by payment or the making of reasonable provision for payment thereof; and

(iii) Subject to the terms of any Company Unit Designation, the balance, if any, to the Members, in the same manner as distributions under Section 4.1.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XII.

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(b) Notwithstanding the provisions of Section 12.3(a) that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.3(a), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c) If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year of the dissolution of the Company pursuant to Section 12.2), such Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Managing Member or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article XII may be:

(i) distributed to a trust established for the benefit of the Managing Member and the Holders for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Managing Member, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 12.3(a) as soon as practicable.

Section 12.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder set forth in a Company Unit Designation, (a) each Holder shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Company and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

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Section 12.5 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Company Units in the manner provided for in this Article XII, and the Certificate of Formation shall have been cancelled in the manner required by the Act.

Section 12.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.3, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Members during the period of liquidation.

Article XIII

PROCEDURES FOR ACTIONS AND CONSENTS
OF MEMBERS; AMENDMENTS; MEETINGS

Section 13.1 Actions and Consents of Members. The actions requiring Consent of any Member pursuant to this Agreement, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIII.

Section 13.2 Amendments. Except as otherwise required or permitted by this Agreement (including Section 6.1), amendments to this Agreement must be approved by (a) the Managing Member and (b) a Majority-in-Interest of the Members. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Member, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member, and (ii) the Members shall be deemed a party to and bound by such amendment of this Agreement.

Section 13.3 Procedures for Meetings and Actions of the Members.

(a) Meetings of the Members may be called only by the Managing Member. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than ten (10) days nor more than ninety (90) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement, or any Company Unit Designation, the affirmative vote of a Majority-in-Interest of the Members shall be sufficient to approve such proposal at a meeting of the Members. Whenever the Consent of any Members is permitted or required under this Agreement, such Consent may be given at a meeting of Members or in accordance with the procedure prescribed in Section 13.3(b).

(b) Any action requiring the Consent of any Member or a group of Members pursuant to this Agreement, or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a Consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting

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of the Members. Such Consent may be in one instrument or in several instruments and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. Such Consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days of receipt of notice, and failure to respond in such time period shall constitute a Consent that is consistent with the Managing Member’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

(c) Each Member entitled to act at a meeting of Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) The Managing Member may set, in advance, a record date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than ten (10) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e) Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of the Managing Member’s stockholders and may be held at the same time as, and as part of, the meetings of the Managing Member’s stockholders.

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Article XIV

REDEMPTION RIGHTS

Section 14.1 Redemption Rights of Qualifying Parties.

(a) A Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to exchange all or a portion of the Company Class B Common Units held by such Qualifying Party (Company Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) for the Class A Common Stock Amount or, at the sole and absolute election of the Managing Member, on behalf of the Company, for the Cash Amount payable on the Specified Redemption Date (in each case, a “Redemption”), in each case pursuant to, and in accordance with, the Certificate of Incorporation and the provisions of this Article XIV. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Managing Member by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). In the event that the Managing Member elects to cause the Company to redeem all or a portion of the Tendered Units in exchange for the applicable Cash Amount, such applicable Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the Managing Member’s sole and absolute discretion, by wire transfer of funds on or before the Specified Redemption Date. To the extent determined by the Managing Member, the Company will treat a redemption of Tendered Units pursuant to this Article XIV (including any redemption for a Cash Amount) as a disguised sale of membership interests under Code section 707(a)(2)(B).

(b) If the Managing Member, on behalf of the Company, does not elect on or before the close of business on the Cut-Off Date to redeem all of the Tendered Units from the Tendering Party in exchange for the Cash Amount, then the portion of the Tendered Units not being redeemed for the Cash Amount shall be redeemed for the Class A Common Stock Amount calculated based on the portion of Tendered Units to be acquired in exchange for Class A Common Stock (such percentage being referred to as the “Applicable Percentage”). The Tendering Party shall submit such written representations, investment letters, legal opinions or other instruments as the Managing Member in good faith determines to be necessary, to effect compliance with the Securities Act. A number of shares of Class A Common Stock equal to the product of the Applicable Percentage and the Class A Common Stock Amount, if applicable, shall be delivered by the Managing Member as duly authorized, validly issued, fully paid and non-assessable shares of Class A Common Stock and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than restrictions provided in the Certificate of Incorporation, the Securities Act and relevant state securities or “blue sky” laws. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such shares of Class A Common Stock and Rights for all purposes, including rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Shares of Class A Common Stock issued in connection with a Redemption pursuant to this Section 14.1(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Managing Member in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

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(c) The Company may elect to raise funds for the payment of any applicable Cash Amount (i) solely by requiring that the Managing Member or its Subsidiaries contribute to the Company funds from (A) the proceeds of a registered public offering by the Managing Member of shares of Class A Common Stock sufficient to purchase the Tendered Units or (B) any other sources available to the Managing Member or its Subsidiaries or (ii) with the consent of the Tendering Party, from any other sources available to the Company. If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the applicable federal short-term rate as published monthly by the IRS.

(d) Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 14.1:

(i) Without the consent of the Managing Member, no Tendering Party may effect a Redemption for fewer than [_____(____)] Company Class B Common Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Managing Member) or, if such Tendering Party holds fewer than [_____(____)] Company Class B Common Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Managing Member), all of the Company Class B Common Units held by such Tendering Party.

(ii) If (A) a Tendering Party surrenders Tendered Units during the period after the Company Record Date with respect to a distribution payable to Holders of Company Common Units, and before the record date established by the Managing Member for a dividend to its stockholders of some or all of its portion of such Company distribution, and (B) the Managing Member elects to redeem any of such Tendered Units in exchange for Class A Common Stock pursuant to Section 14.1(b), then such Tendering Party shall pay to the Managing Member on the Specified Redemption Date an amount in cash equal to the Company distribution paid or payable in respect of such Tendered Units.

(iii) The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(iv) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 10.4) all Company Common Units subject to any Redemption, and be treated as a Member or an Assignee, as applicable, with respect to such Company Common Units for all purposes of this Agreement, until the Specified Redemption Date and until such Tendered Units are redeemed. Until a Specified Redemption Date and a redemption of the Tendered Units by the Managing Member for the Class A Common Stock Amount, the Tendering Party shall have no rights as a stockholder of the Managing Member with respect to the shares of Class A Common Stock issuable in connection with such acquisition.

(e) In connection with any Redemption, the Managing Member shall have the right to receive an opinion of counsel for the Tendering Party reasonably satisfactory to

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it to the effect that the proposed Redemption will not cause the Company or the Managing Member to violate any federal or state securities laws or regulations applicable to the Redemption or the issuance and sale of Class A Common Stock to the Tendering Party pursuant to Section 14.1(b) of this Agreement.

(f) Notwithstanding anything herein to the contrary, a Qualifying Party may withdraw or amend a Notice of Redemption, in whole or in part, before the effectiveness of the Redemption, at any time before 5:00 p.m. New York City time, on the Business Day immediately preceding the Specified Redemption Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Managing Member and the Company, specifying (i) the number of withdrawn Company Class B Common Units, (ii) if any, the number of Company Class B Common Units as to which the Notice of Redemption remains in effect and (iii) if the Qualifying Party so determines, a new Specified Redemption Date or any other new or revised information permitted in the Notice of Redemption.

Article XV

MISCELLANEOUS

Section 15.1 Company Counsel. THE COMPANY, THE MANAGING MEMBER AND EACH OF THE OTHER WAYNE FARMS ENTITIES MAY BE REPRESENTED BY THE SAME COUNSEL. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY MAY ALSO PERFORM SERVICES FOR THE MANAGING MEMBER AND EACH OF THE OTHER WAYNE FARMS ENTITIES AND AFFILIATES THEREOF. THE MANAGING MEMBER MAY, WITHOUT THE CONSENT OF THE MEMBERS, EXECUTE ON BEHALF OF THE COMPANY ANY CONSENT TO THE REPRESENTATION OF THE COMPANY THAT COUNSEL MAY REQUEST PURSUANT TO THE NEW YORK RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. THE COMPANY HAS INITIALLY SELECTED PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP (“COMPANY COUNSEL”) AS LEGAL COUNSEL TO THE COMPANY. EACH MEMBER ACKNOWLEDGES THAT COMPANY COUNSEL DOES NOT REPRESENT ANY MEMBER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH MEMBER AND COMPANY COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN ABSENCE OF ANY SUCH AGREEMENT COMPANY COUNSEL SHALL OWE NO DUTIES TO ANY MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT COMPANY COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH MEMBER WITH RESPECT TO OTHER MATTERS, UNLESS OTHERWISE EXPRESSLY AGREED BY COMPANY COUNSEL, COMPANY COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY MEMBER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.

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Section 15.2 Appointment of Managing Member as Attorney-in-Fact.

(a) Each Member, including each Additional Member and Substituted Member that are Members, irrevocably makes, constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

(i) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, which the Managing Member deems appropriate to form, qualify, continue or otherwise operate the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Company may conduct business or in which such formation, qualification or continuation is, in the opinion of the Managing Member, necessary or desirable to protect the limited liability of the Members.

(ii) All amendments to this Agreement adopted in accordance with the terms hereof, and all instruments which the Managing Member deems appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement.

(iii) All conveyances of Company assets, and other instruments which the Managing Member reasonably deems necessary in order to complete a dissolution and termination of the Company pursuant to this Agreement.

(b) The appointment by all Members of the Managing Member as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members and Assignees under this Agreement will be relying upon the power of the Managing Member to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power, and the Transfer or assignment of all or any portion of such Person’s Membership Interest, and shall not be affected by the subsequent Incapacity of the principal; provided, however, that in the event of the assignment by a Member of all of its Membership Interest, the foregoing power of attorney of an assignor Member shall survive such assignment only until such time as the Assignee shall have been admitted to the Company as a Substituted Member and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

Section 15.3 Company Name; Goodwill. The parties acknowledge and agree that the Company shall own exclusively all right, title and interest in and to the name “WAYNE FARMS” (the “Venture Marks”). The Company hereby grants to the Managing Member and its Affiliates a royalty-free, non-exclusive license to use the Venture Marks as part of their names (as applicable) and in connection with their business activities. This right may not be sub-licensed, assigned or mortgaged without the Company’s prior written consent. This license shall endure for so long as Wayne Farms, Inc. is the Managing Member.

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Section 15.4 Accounting and Fiscal Year. Subject to Code section 448, the books of the Company shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the Managing Member. The fiscal year of the Company (the “Fiscal Year”) shall be the period commencing on April 1 of each calendar year and ending on March 31 of the following calendar year, or, in the case of the first and last Fiscal Years of the Company, the fraction thereof commencing on the date of this Agreement or ending on the date on which the winding-up of the Company is completed, as the case may be, unless otherwise determined by the Managing Member and permitted under Code section 706.

Section 15.5 Entire Agreement. This Agreement, together with the Registration Rights Agreement and the other documents contemplated hereby and thereby, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof, including the Existing Agreement.

Section 15.6 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the intent and purposes of this Agreement.

Section 15.7 Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by facsimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) (except with respect to notice to the Company or the Managing Member) sent by e-mail, with electronic, written or oral confirmation of receipt, in each case addressed as follows:

(i) if to the Company or the Managing Member:

c/o Wayne Farms, Inc.

4110 Continental Drive,

Oakwood, GA 30566,

Phone: (770) 538-2127

Fax: (770) 538-2164

Attention: General Counsel

or to such other address as the Company may from time to time specify by notice to the Members;

(ii) if to any Member, to:

the address and facsimile number of such Stockholder set forth in the records of the Company.

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Any such notice shall be deemed to be delivered, given and received for all purposes as of: (A) the date so delivered, if delivered personally, (B) upon receipt, if sent by facsimile or e-mail, or (C) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Section 15.8 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

Section 15.9 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (the “Selected Courts”), and each of the parties hereby irrevocably consents to the jurisdiction of the Selected Courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any Selected Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 15.7 shall be deemed effective service of process on such party.

Section 15.10 Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 15.11 Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.

Section 15.12 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

Section 15.13 Third Party Beneficiaries. Except as provided in Section 6.6, nothing in this Agreement, express or implied, is intended or shall be construed to give any

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Person other than the parties hereto (or their respective legal representatives, successors, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties hereto that this Agreement is for the sole and exclusive benefit of such parties (or such legal representatives, successors, heirs and distributees) and for the benefit of no other Person.

Section 15.14 Binding Effect. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding on, shall inure to the benefit of and shall be enforceable by the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Assignees, Substituted Members or otherwise.

Section 15.15 Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 15.16 Survival. The provision of Sections 6.6, 15.1, 15.2, 15.5, 15.6, 15.7 and 15.8 (and this Section 15.16) (and any other provisions herein necessary for the effectiveness of the foregoing sections) shall survive the termination of the Company and/or the termination of this Agreement.

Section 15.17 Anti-Money Laundering Representations and Undertakings. Each Member acknowledges that it has read the representations and undertakings contained on Exhibit B attached hereto and hereby confirms they are true and correct.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGING MEMBER

WAYNE FARMS, INC.

By:
Name:
Title:

ORIGINAL MEMBER

WAYNE FARMS HOLDINGS LLC

By:
Name:
Title:

[Signature page to Limited Liability Company Agreement of Wayne Farms LLC]

ANNEX A: INITIAL COMPANY COMMON UNITS

EXHIBIT A: NOTICE OF REDEMPTION

Wayne Farms, Inc.
4110 Continental Drive
Oakwood, GA 30566

The undersigned Member or Assignee hereby irrevocably tenders for Redemption [______] Company Class B Common Units in Wayne Farms LLC in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Wayne Farms LLC, dated as of [______], 2015 (the “Agreement”), and the Redemption rights referred to therein in Section 14.1. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. The undersigned Member or Assignee:

(a) undertakes to surrender such Company Common Units at the closing of the Redemption;

(b) directs that the certified or bank check representing or, at the Managing Member’s discretion, a wire transfer of the Cash Amount, and/or the Class A Common Stock Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address or bank account, as applicable, specified below;

(c) represents, warrants, certifies and agrees that: (i) the undersigned Member or Assignee is a Qualifying Party; (ii) the undersigned Member or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Company Common Units, free and clear of the rights or interests of any other Person; (iii) the undersigned Member or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Company Common Units as provided herein; (iv) the undersigned Member or Assignee, and the tender and surrender of such Company Common Units for Redemption as provided herein complies with all conditions and requirements for redemption of Company Common Units set forth in the Agreement; and (v) the undersigned Member or Assignee has obtained the consent or approval of all Persons, if any, having the right to consent to or approve such tender and surrender;

(d) acknowledges that the undersigned will continue to own such Company Common Units unless and until either (A) such Company Common Units are acquired by the Managing Member pursuant to Section 14.1(b) of the Agreement or (B) such Redemption transaction closes; and

(e) acknowledges that, upon completion of such Redemption, a number of shares of Class B Common Stock of the Managing Member equal to the number of Company Class B Common Units so redeemed shall be automatically cancelled.

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Dated:

Name of Member or Assignee:

Signature of Member or Assignee

Street Address

City, State and Zip Code

Social security or identifying number

Signature Medallion Guaranteed by:*

Issue Check Payable to (or shares in the name of):

Bank Account Details:

*	Required unless waived by the Managing Member or Transfer Agent.

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EXHIBIT B: ANTI-MONEY LAUNDERING
REPRESENTATIONS AND UNDERTAKINGS

Each Member hereby makes the following representations, warranties and covenants as of the date of this Agreement, and for so long as each such Member holds any Membership Interest thereafter:

(a) The monies used to fund the Member’s acquisition of an interest in the Company, and the monies that have been or will be used to make Capital Contributions, have not been, and will not in any case be, derived from or related to any activity that would be illegal in any Relevant Jurisdiction (“Illegal Activity”). In addition, the proceeds from the Member’s investment in the Company will not be used to finance any Illegal Activities. To the best of the Member’s knowledge, no contribution or payment, in and of itself, by any Member to the Company will directly cause the Company or its affiliates to be in violation of applicable anti-money laundering, terrorist financing, or sanctions laws, regulations or government guidance, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the Bank Secrecy Act’s implementing regulations; the economic and trade sanctions administered and enforced by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”); or applicable anti-money laundering and terrorist financing laws, regulations or government guidance of any Relevant Jurisdiction. “Relevant Jurisdiction” means the United States or the Member’s place of organization or principal place of business.

(b) Neither a Member nor any person or entity controlled by or controlling the Member, excluding such persons or entities that are shareholders of the Member or any person or entity controlled by or controlling the Member in the event the Member or any person or entity controlled by or controlling the Member is a public company traded on a recognized securities exchange:

(i) Appears on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or the Annex to Executive Order 13224 issued by the President of the United States, each as amended from time to time;

(ii) Is a person or entity resident in or, if an entity, organized or chartered under the laws of a jurisdiction that (a) has been designated by the Secretary of the United States Department of the Treasury as warranting special measures due to money laundering concerns or (b) has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the United States is a member, if the United States has concurred in such designation;

(iii) Is subject to economic or trade sanctions administered and enforced by OFAC;

(iv) Unless disclosed to the Company, is a Senior Foreign Political Figure, defined as a current or former senior official in the executive, legislative,

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administrative, military, or judicial branches of a foreign government (whether elected or not); a senior official of a major foreign political party; a senior executive of a foreign government-owned commercial enterprise; a corporation, business, or other entity that has been formed by, or for the benefit of, such an individual; or the parent, sibling, spouse, child, in-law or close associate of such an individual; or

(v) Is a foreign shell bank defined as a foreign bank that does not have a physical presence in any country unless the foreign bank is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country and is subject to the supervision by a banking authority in the country regulating the affiliated depository institution, credit union or foreign bank.

(c) The Members understand that the Company (and/or its affiliates) may be subject to certain legal requirements that require verification of the source of funds paid to the Company by the Members, as well as the Members’ identity and that of any associated persons. The Members agree that it will provide such materials as may from time to time be reasonably requested by the Company or the Managing Member for such purposes. In addition, the Members agree to provide to the Company and its affiliates any additional information regarding itself and any person or entity controlled by or controlling the Member, excluding such persons or entities that are shareholders of the Member or any person or entity controlled by or controlling the Member in the event the Member or any person or entity controlled by or controlling the Member is a public company traded on a recognized securities exchange, that may be deemed necessary to ensure compliance with all applicable laws concerning money laundering and terrorist financing, as well as trade and economic sanctions. The Company may take such actions as the Managing Member may reasonably determine if this information is not provided or on the basis of information that is provided.

(d) All evidence of identity and related information concerning each Member and any person controlling or controlled by the Member, excluding such persons or entities that are shareholders of the Member or any person or entity controlled by or controlling the Member in the event the Member or any person or entity controlled by or controlling the Member is a public company traded on a recognized securities exchange, provided to the Company is and will be true, accurate and complete. Each Member will promptly notify the Company and the Managing Member if any of the representations in this section cease to be true and accurate.

(e) The Managing Member may segregate and/or redeem a Member’s investment in the Company, prohibit future investments or capital contributions, or take other appropriate action if the Managing Member determines that the continued participation of any Member could materially adversely affect the Company or if the action is necessary in order for the Company to comply with applicable laws, regulations, orders, directives or special measures. The Members further understand that the Company and the Managing Member (and any of their affiliates) may release confidential information about each such Member and, if applicable, any of its direct or indirect beneficial owners, to proper authorities if, in their sole and absolute discretion, they

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determine that such release is in the interest of any of the foregoing in light of applicable laws and regulations. The Managing Member will take such steps as it determines are necessary to comply with applicable laws, regulations, orders, directives and special measures.

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